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                                                                   EXHIBIT 23(e)




                     CONSENT OF HOEFER & ARNETT INCORPORATED


       We hereby consent to the inclusion of our opinion letter dated May 10, 2000 to the Board of Directors of San Benito Bank as Appendix D to the Proxy Statement/Prospectus relating to the proposed agreement and plan of reorganization and merger among Pacific Capital Bancorp and San Benito Bank contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission and to the references to our firm and our opinion in the Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       HOEFER & ARNETT INCORPORATED


                                       /s/ Jean-Luc Servat
                                       ----------------------------------------
                                       By: Jean-Luc Servat
                                           Managing Director

                                       Dated: May 10, 2000